UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Healthcare Business Resources Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 204.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Healthcare Business Resources Inc.

1983 N Berra Blvd, Tooele, Utah 84074

435-830-6979

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

February 5, 2024

To the Stockholders of Healthcare Business Resources Inc.:

The enclosed Information Statement is being distributed pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the holders of the common stock of Healthcare Business Resources Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” or similar terminology) as of the close of business on January 25, 2024 (the “Record Date”). The common stock of the Company consists of 2,500,000,000 shares of common stock, par value $0.001 per share (the “common stock”).

The purpose of the enclosed Information Statement is to notify the Company’s stockholders that, pursuant to Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”), the Board of Directors of the Company (the “Board”) has approved and adopted, and the holders of the majority of the voting power of the Company (the “Consenting Stockholders”), the holders of approximately 56.42% of the voting power of our issued and outstanding Common Stock as of the Record Date, has approved by Written Consent of Stockholders in lieu of a meeting of stockholders (the “Stockholder Written Consent”) approving the following corporate action (the “Corporate Action”):

1.

The amendment to the First Article of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to change the Company’s name from Healthcare Business Resources Inc. to GenFlat Holdings, Inc. (the “Name Change”). Although the Consenting Stockholders approved the Name Change, pursuant to Section 242 of the DGCL, stockholder approval was not required for the Name Change.

2.

The amendment to the Fourth Article of the Certificate of Incorporation to authorize, but not require, the Board to effect a reverse split of our common stock at a ratio of one-for-one hundred (1:100) (the “Reverse Split”) at any time prior to the date on which our 2024 annual meeting of stockholders is held, at the sole discretion of the Board. The par value of our common stock will remain $0.001 per share. The number of authorized shares of common stock after the Reverse Split will be fixed at twenty-five million (25,000,000) shares of common stock.

3.

The amendment (the “2020 Plan Amendment”) to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock reserved pursuant to the Company’s 2020 Plan from 80,000 to 1,500,000 shares of common stock, after giving effect to the Reverse Split.

This Notice of Stockholder Action by Written Consent shall constitute notice to you of the Consenting Stockholders taking action by written consent under Section 228 of the DGCL.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Exchange Act. This Notice and the accompanying Information Statement constitute notice to you of the Corporate Action to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, your consent regarding the Corporate Action is not required and is not being solicited in connection with the Corporate Action. No action is required on your part in connection with the Information Statement or the actions taken by the Consenting Stockholders. No meeting of our stockholders will be held or proxies requested because we have received the Stockholder Written Consent to the Corporate Action from the Consenting Stockholders who hold more than fifty percent (50%) of the voting power of the aggregate issued and outstanding shares of our common stock as of the Record Date, which is sufficient to approve the Corporate Action.

This Notice and the accompanying Information Statement will be first mailed to stockholders on or about February 5, 2024. Under Rule 14c-2(b) of the Exchange Act, no Corporate Action described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders.

THIS IS FOR YOUR INFORMATION ONLY. NO ACTION IS REQUIRED ON YOUR PART IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Drew Hall,

Chief Executive Officer

February 5, 2024

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Healthcare Business Resources Inc.

1983 N Berra Blvd, Tooele, Utah 84074

435-830-6979

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Overview

This Information Statement is being distributed to the holders of the common stock of Healthcare Business Resources Inc. (the “Company,” “we,” “us,” “our” or similar terminology) as of the close of business on January 25, 2024, the record date (the “Record Date”) established by the Company’s Board of Directors (the “Board”), to provide you with information regarding the Corporate Action (defined below) approved by written consent in lieu of a meeting of stockholders by the holders of approximately 56.42% of the voting power of our issued and outstanding common stock (the “Consenting Stockholders”) as of the Record Date, pursuant to Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”).

This Information Statement is being sent to you to notify you of the Corporate Action being taken and shall constitute notice to you of the Consenting Stockholders taking action by written consent under Section 228 of the DGCL. We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is being mailed, sent or given on or about February 5, 2024 to our stockholders of record as of the Record Date.

The Corporate Action

This Information Statement and Notice of Stockholder Action by Written Consent is being sent to our stockholders of record as of the Record Date to inform you that on January 25, 2024, the Board has approved and adopted, and the Consenting Stockholders, as the holders of approximately 56.42% of the voting power of our common stock, par value $0.001 per share (the “common stock”) as of the Record Date, has taken action by written consent (the “Stockholder Written Consent”) approving the following corporate action (the “Corporate Action”):

1.

The amendment to the First Article of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to change the Company’s name from Healthcare Business Resources Inc. to GenFlat Holdings, Inc. (the “Name Change”). Although the Consenting Stockholders approved the Name Change, pursuant to Section 242 of the DGCL, stockholder approval was not required for the Name Change.

2.

The amendment to the Fourth Article of the Certificate of Incorporation to authorize, but not require, the Board to effect a reverse split of our common stock at a ratio of one-for-one hundred (1:100) (the “Reverse Split”) at any time prior to the date on which our 2024 annual meeting of stockholders is held, at the sole discretion of the Board. The par value of our common stock will remain $0.001 per share. The number of authorized shares of common stock after the Reverse Split will be fixed at twenty-five million (25,000,000) shares of common stock. A copy of the Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting the Name Change and the Reverse Split is attached to this Information Statement as Appendix A.

3.

The amendment (the “2020 Plan Amendment”) to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock reserved pursuant to the Company’s 2020 Plan from 80,000 to 1,500,000 shares of common stock, after giving effect to the Reverse split. A copy of the 2020 Plan Amendment to the 2020 Plan is attached to this Information Statement as Appendix B.

Voting Securities

Pursuant to our Bylaws and DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to approve the Corporate Action by stockholder written consent (other than the Name Change).

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As of the Record Date, we had 1,054,150,000 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote. Of the total potential 1,054,150,000 votes, more than 50%, or 527,075,001, is required to pass any stockholder resolution by written consent. The Consenting Stockholders own 594,849,609 shares of common stock representing a total of 56.42% of the total voting power as of the Record Date. Pursuant to DGCL, the Consenting Stockholders voted in favor of the Corporate Action described herein pursuant to the Stockholder Written Consent. The Consenting Stockholders are comprised of Drew D. Hall, our CEO, CFO and sole director; Joseph J. Maggio, our president; Contained Resources, LLC (Alex Bellehumeur is a Managing Member of Contained Resources, LLC and has voting and investment power over the Company’s securities), Alex Bellehumeur is a management and board consultant and advisor; and Meraki Partners, LLC (Joel Arberman is the Managing Member of Meraki Partners, LLC and has sole voting and investment power over the Company’s securities, Joel Aberman, via Meraki Partners, LLC, is a management and board consultant and advisor. No stockholders were solicited to vote in favor of the Corporate Action.

Interest of Certain Persons in or Opposition to the Corporate Action

None of our officers and directors or their associates have any substantial interest in the Corporate Action, other than in their respective roles as officers or directors of the Company and to the extent affected by the terms of the Reverse Split and 2020 Plan Amendment as holders of shares, or securities exercisable for shares, of our common stock. None of our officers or directors oppose the Corporate Action.

No Appraisal Rights

Under Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, stockholders are not entitled to appraisal rights with respect to the Corporate Action, and we will not independently provide stockholders with any such right.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023, Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2023 and any reports prior to or subsequent to that date.

The Company’s filings with the SEC are available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other reports filed under the Exchange Act, are also available to any stockholder, free of charge, on the Company’s website at http://www.healthcarebusinessresources.com.

Stockholder Communications

Any stockholder or any other interested party who desires to communicate with our Board or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 1983 N Berra Blvd, Tooele, Utah 84074. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

Delivery Of Documents to Security Holders Sharing an Address

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written request sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1983 N Berra Blvd, Tooele, Utah 84074. The telephone number of our executive offices is 435-830-6979.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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Costs of the Corporate Action

We will pay all of the costs of the Corporate Action, including distributing this Information Statement. To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Amendment.

FINRA Matters – New Ticker Symbol

In order to implement the Name Change and the Reverse Split, our Board will be required to notify the FINRA of the Name Change, the Reverse Split, and other information that FINRA will require in order to approve and implement the Name Change and the Reverse Split. In addition, the Company will notify the FINRA of the effective date of (i) the Name Change, and (ii) the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will be no distribution to our stockholders in connection with the Reverse split. Once FINRA has approved the Name Change and the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split common stock a new trading ticker symbol. If FINRA elects to assign a new ticker symbol, our Company is not entitled to obtain any requested particular ticker symbol and FINRA’s selection of a new ticker symbol for our post Reverse Split shares will be at FINRA’s sole discretion. Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our stockholders and other members of the investment community of the effective date of the Name Change and the Reverse Split and the Company’s new post-split ticker symbol. On the effective date of the Name Change and the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of common stock will reflect the post Reverse Split ratios.

Recent Change in Control; Reverse Acquisition Accounting Matters

As described in the Company’s From 8-K filed on December 27, 2023, on October 18, 2023, the Company entered into a Share Exchange Agreement (“Share Exchange Agreement”) with GenFlat, Inc. (“GenFlat”), a Delaware corporation, and GenFlat stockholders who own 97.22% of the outstanding shares of common stock of GenFlat. Pursuant to the Share Exchange Agreement, all GenFlat stockholders who are parties to the Share Exchange Agreement will receive ninety eight percent (98%) of the issued and outstanding shares of common stock of the Company in exchange for their shares of GenFlat common stock on a pro rata basis.

The Share Exchange Agreement closed on December 20, 2023 (the “Share Exchange Closing Date”). Pursuant to the Share Exchange Agreement, and on the terms and subject to the conditions contained therein, at the closing, the Company acquired 97.22% of the outstanding shares of common stock of GenFlat from GenFlat stockholders who were a party to the Share Exchange Agreement in exchange for 1,043,847,000 shares of common stock of the Company. Additionally, 11,000,000 shares of outstanding Company common stock were canceled, resulting in 1,054,150,000 shares of common stock issued and outstanding as of the Share Exchange Closing Date. Also, Genflat paid $77,500 in Company payables and paid the Company’s outstanding balance due on its senior secured convertible credit line.

A change in control of the Board of the Company occurred as a result of the closing of the Share Exchange Agreement. On December 20, 2023 (i) each of Stephen Epstein, the sole officer and a director of the Company, and Howard Wall, a director of the Company, resigned; and (ii) Drew D. Hall was elected to the Board as the sole director of the Company. Additionally, each of the following persons were appointed to the office set forth next to their name:

Drew D. Hall	Chief Executive Officer, Chief Financial Officer
Joseph J. Maggio	President
Garrett R. Hall	Chief Operations Officer

As a result of the closing of the Share Exchange Agreement, the Company discontinued all aspects of its health care consulting business, and we are now focused on developing the GenFlat business plan. GenFlat is a start-up company that developed a more sustainable collapsible marine container, replacing traditional standard marine containers. GenFlat plans to operate as a container sales and leasing company and supply GenFlat’s patented marine container primarily to shipping line customers under a variety of short and long-term lease structures. Further, in accordance with “reverse acquisition” accounting treatment, the historical financial statements of GenFlat as of period ends, and for periods ended, prior to the acquisition became the historical financial statements of our Company in all future filings with the SEC, and our fiscal year end is now June 30.

Additional information relating to the Share Exchange Agreement and all matters relating thereto is contained in the Information Statement attached as Exhibit 99.1 to the Company’s From 8-K filed on December 27, 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; and (ii) each of our officers and directors, and officers and directors as a group. Applicable percentages are based upon 1,054,150,000 shares of our common stock outstanding as of the Record Date. Such shares are stated prior to giving effect to the Reverse Split:

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)(2)	Number	Percent (3)
5% Stockholders
Roy Hearrean	104,803,666	9.94%
Elda Hearrean	104,803,666	9.94%
Contained Resources, LLC(4)	211,594,132	20.07%
Charles G. Peterson Living Trust Dated May 25, 2010(5)	99,339,968	9.42%
Meraki Partners LLC (6)	101,129,968	9.59%

Directors and Executive Officers
Drew D. Hall, Chief Executive Officer/Chief Financial Officer, Director(7)	222,521,528	21.11%
Joseph J. Maggio, President	59,603,981	5.65%
Garrett R. Hall, Chief Operations Officer	--	--
All executive officers and directors as a group (3 persons)	282,125,509	26.76%

(1)

Calculated based upon the outstanding shares of the Company as of the Record Date. Such holders have the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person’s right to obtain additional shares of common stock within 60 days of as of the Record Date.

(2)	In care of the Company at 1983 N. Berra Blvd., Tooele, Utah 84074.
(3)

If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(4)	Alex Bellehumeur and Linda Bellehumeur are Managing Members of Contained Resources, LLC and each has voting and investment power over these securities.
(5)	Charles G Peterson is the Trustee of the Charles G. Peterson Living Trust Dated May 25, 2010 and has sole voting and investment power over these securities.
(6)	Joel Arberman is the Managing Member of Meraki Partners, LLC and has sole voting and investment power over these securities.
(7)

Includes 9,933,997 shares of common stock owned by Drew Hall and Theresa Hall and 212,587,532 shares of common stock owned by FEU Collapse, LLC. Drew Hall is the Managing Member of FEU Collapse, LLC and has sole voting and investment power over these securities.

Change in Control

Please see “Recent Change in Control; Reverse Acquisition Accounting Matters” set forth above. We are not aware of any pledge arrangements or otherwise that could result in a change of control.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal year ended June 30, 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Drew D. Hall	2023	$180,000	—	—	—	—	180,000
CEO/CFO, Director

Joseph J. Maggio	2023	$150,000	—	—	—	—	150,000
President

Garrett R. Hall	2023	$150,000	—	—	—	—	150,000
COO

Employee, Severance, Separation and Change in Control Agreements

Drew Hall Employment Agreement.

On December 20, 2023, GenFlat entered into a written employment agreement with Mr. Hall as Chief Executive Officer and Chief Financial Officer providing for an annual salary of $180,000 per year, which is paid in regular installments in accordance with GenFlat’s general payroll practices. The Board may suspend the obligation to pay Mr. Hall for periods of time in order to meet other cash flow demands. Mr. Hall is also eligible to participate in GenFlat’s standard employee benefit programs, when available, for which executives of GenFlat are generally eligible, including, insurance and health benefits, GenFlat’s 401(k) plan, equity compensation plan and bonuses under any bonus plan program that may be established by our Board. Mr. Hall also serves as a member of our Board for no additional compensation.

Joe Maggio Employment Agreement.

On December 20, 2023, GenFlat entered into a written employment agreement with Mr. Maggio as President providing for an annual salary of $150,000 per year, which is paid in regular installments in accordance with GenFlat’s general payroll practices. The Board may suspend the obligation to pay Mr. Maggio for periods of time in order to meet other cash flow demands. Mr. Maggio is also eligible to participate in GenFlat’s standard employee benefit programs, when available, for which executives of GenFlat are generally eligible, including, insurance and health benefits, GenFlat’s 401(k) plan, equity compensation plan and bonuses under any bonus plan program that may be established by our Board.

Garret Hall Employment Agreement

On December 20, 2023, GenFlat entered into a written employment agreement with Mr. Hall as Chief Operating Officer providing for an annual salary of $150,000 per year, which is paid in regular installments in accordance with GenFlat’s general payroll practices. The Board may suspend the obligation to pay Mr. Hall for periods of time in order to meet other cash flow demands. Mr. Hall is also eligible to participate in GenFlat’s standard employee benefit programs, when available, for which executives of GenFlat are generally eligible, including, insurance and health benefits, GenFlat’s 401(k) plan, equity compensation plan and bonuses under any bonus plan program that may be established by our Board.

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Change in Control Benefits

If, prior to the expiration of their employment period and within twelve (12) months following a Change in Control, any of the above-named officers (“Officer”) is subject to an Involuntary Termination (as defined in their Employment Agreement), then Genflat will pay “Change in Control Severance Benefits” to such officer, which will consist of (i) a payment (less applicable withholdings and deductions) equivalent to 18 months of the officer’s base salary (as in effect immediately prior to (a) the Change in Control, or (b) the date of the termination of Officer’s employment, whichever is greater), payable as a single lump sum within 74 days of Officer’s termination of employment; (ii) the greater of 150% of the Officer’s (i) Target Bonus or (ii) most recent actual bonus payout payable as a single lump sum within 74 days of the termination of Officer’s employment; (iii) taxable cash payments paid each calendar month for 18 months in an amount equal to the monthly COBRA premium at the time of Officer’s termination for the health dental and vision benefits that Officer and Officer’s eligible dependents had in effect under the Company’s welfare plans immediately prior to Officer’s termination (the “COBRA Payment”); and (iv) Acceleration of vesting of one hundred percent (100%) of Officer’s unvested equity award compensation under any equity incentive plan maintained by Company, to the extent permitted by such plan and by applicable laws.

Involuntary Termination — No Change in Control.

If, prior to the expiration of the Employment Period, no Change in Control has occurred in the preceding twelve (12) months and Officer is subject to an Involuntary Termination (as defined in their Employment Agreement), then the Company will pay “Severance Benefits” to Officer. The Severance Benefits will consist of: (i) a payment (less applicable withholdings and deductions) equivalent to 12 months of Officer’s Base Salary as in effect immediately prior to the date of Officer’s termination of employment, payable as a single lump sum within 74 days of the termination of Officer’s employment; (ii) the pro-rated amount of the bonus the Officer would have received had the Officer remained employed through the calendar year, to be determined at the Company’s sole discretion based on the Officer’s performance and payable as a single lump sum within 74 days of Officer’s termination of employment; and (iii) taxable cash payments paid each calendar month for 12 months in an amount equal to the monthly COBRA premium at the time of Officer’s termination for the health dental and vision benefits that Officer and Officer’s eligible dependents had in effect under the Company’s welfare plans immediately prior to Officer’s termination (also, the “COBRA Payment”).

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to any officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries.

Stock Option Grants

We did not grant any stock options to anyone during the fiscal year ended June 30, 2023, or since that time to the date of this Information Statement.

Outstanding Equity Awards

There are no outstanding equity awards for the fiscal year ended June 30, 2023, or since that time to the date of this Information Statement.

Potential Payments Upon Termination or Change In Control

None.

Director Compensation

Presently, Drew Hall, our sole director, receives no additional compensation for serving as a director.

Indemnification

Our certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

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CORPORATE ACTION

NAME CHANGE

The purpose of the Name Change, which changes the Company’s name from Healthcare Business Resources Inc. to GenFlat Holdings, Inc., is to better reflect the Company’s new business model. Although the Consenting Stockholders approved the Name Change, pursuant to Section 242 of the DGCL, stockholder approval was not required for the Name Change. The Company expects that its ticker symbol will change from “HCBR to a new symbol and to trade under such new ticker symbol in connection with the Name Change.” Outstanding stock certificates representing shares of common stock of the Company will continue to be valid and need not be exchanged in connection with the name change or ticker symbol change.

REVERSE SPLIT

Our Board is authorized, but not required, to effect a reverse split of our common stock at a ratio of one-for-one hundred (1:100) (the “Reverse Split”) at any time prior to the date on which our 2024 annual meeting of stockholders is held, at the sole discretion of the Board. The par value of our common stock will remain $0.001 per share. The number of authorized shares of common stock after the Reverse Split will be fixed at twenty-five million (25,000,000) shares of common stock. The number of authorized shares of common stock is presently fixed at two billion five hundred million (2,500,000,000) shares of common stock. The decrease in the authorized common Stock from two billion five hundred million (2,500,000,000) shares of common stock to twenty-five million (25,000,000) is proportional to the Reverse Split ratio of one-for-one hundred (1:100).

Reasons for the Reverse Split

Our Board believes that the Reverse Split is in our best interests because it may increase the bid price of our common stock. The closing bid price of our common stock on the OTC Markets (OTCPink) was $0.12 on February 2, 2024. Our Company needs to raise additional capital pursuant to its business plan. The Board believes that the Reverse Split will assist the company with its capital raising activities since the Board believes a higher share price could help generate interest in the Company among investors. We cannot assure you that if we effect the Reverse Split that we will successfully obtain financing. Further, the effect of the Reverse Split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Also, we cannot assure you that the stock price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

Principal Effects of the Reverse Split; Terms

•

The number of authorized shares of common stock after the Reverse Split will be fixed at twenty-five million (25,000,000) shares of common stock. The number of authorized shares of common stock is presently fixed at two billion five hundred million (2,500,000,000) shares of common stock. The decrease in the authorized common Stock from two billion five hundred million (2,500,000,000) shares of common stock to twenty-five million (25,000,000) is proportional to the Reverse Split ratio of one-for-one hundred (1:100), which means that no additional shares of common stock will be available for issuance as a result of the Reverse Split.

•

The Reverse Split will cause proportionate adjustments to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and warrants entitling holders to purchase, exchange for, or convert into, common stock. This will result in approximately the same aggregate price being required to be paid under such options and warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The vesting provisions of options and warrants will be similarly adjusted. As described in the table below, the number of shares of common stock reserved for issuance pursuant to options and warrants will be proportionately reduced based upon the Reverse Split ratio, subject to our treatment of fractional shares.

•

The Reverse Split will be effected simultaneously for all outstanding shares of our common stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share. Common stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Reverse Split will not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Split, nor will it increase or decrease the market capitalization of our Company.

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•

The par value of our common stock will remain at $0.001 per share, the same pre-Reverse Split as post-Reverse Split. The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased. All share and per share information will be retroactively adjusted to reflect the Reverse Split in our future financial reports and regulatory filings.

•

The Reverse Split will increase the number of our stockholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

•

We will not issue fractional shares of stock in connection with the Reverse Split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the Reverse Split will be rounded up to the next whole share of common stock. As a result, stockholders will not receive cash for fractional shares.

•	The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act.

•	The Reverse Split will not affect our Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The following table summarizes the Company’s capitalization, as of the Record Date, before and after giving effect to (i) the Reverse Split and (ii) the 2020 Plan Amendment:

	Prior to Reverse Split		After Reverse Split (1)
	Common Stock		Common Stock

Authorized Shares:	2,500,000,000		25,000,000
Shares Issued and Outstanding:	1,054,150,000		10,541,500
Shares Reserved for Future Issuance:	2,980,000	(2)	29,800
Shares Reserved for 2020 Equity Plan:	8,000,000		1,500,000
Shares Available for Future Issuance Under the 2020 Equity Plan	6,420,000		1,484,200

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(1)	Does not reflect the rounding up of fractional shares to the nearest whole share.

(2)	Reflects (i) 1,400,000 outstanding warrants and (ii) 1,580,000 outstanding options issued pursuant to the 2020 Plan.

We intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Board Discretion to Effect the Reverse Split

The Reverse Split must be effected on or before the date on which our 2024 annual meeting of stockholders is held. If our Board desires to delay the Reverse Split until after the date on which our 2024 annual meeting of stockholders is held, we shall be required to re-obtain stockholder approval and mail you another Information Statement. Our Board’s decision to effect the Reverse Split, if at all, will be based on their determination as to the advisability of the Reverse Split, in connection with the considerations described above under the section “Reasons for the Reverse Split.” In the event our Board decides to effect the Reverse Split, our Board may nonetheless abandon the Reverse Split, without further action by our stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

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Procedure for Effecting Reverse Split and Exchange of Stock Certificates

We will file a Certificate of Amendment with the Delaware Secretary of State at such time as our Board has determined to be the appropriate effective date of the Reverse Split. The text of the Certificate of Amendment is set forth in Appendix A to this information statement. The Certificate of Amendment has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding shares of common stock. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Delaware Secretary of State and as the Board deems necessary and advisable to effect the Reverse Split as contemplated.

Our Board may delay effecting the Reverse Split until the date on which the 2024 annual meeting of stockholders is held without re-obtaining stockholder approval. However, we must re-obtain stockholder approval if our Board delays effecting the Reverse Split until after the date on which the 2024 annual meeting of stockholders is held. At the effective time of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

The Reverse Split will take place on the effective date without any action on the part of the stockholders. In the event the Reverse Split is effected, as soon as practicable after the effective date, stockholders will be notified that the Reverse Split has been effected. New certificates for shares of our common stock will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares may, at their own expense, surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of the Reverse Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.

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This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Split qualifies as a recapitalization, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Split will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Split will include the holding period of the common stock surrendered in the Reverse Split in exchange therefor. U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Because stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the nearest whole share, it is unlikely that stockholders would be treated as if the Company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss as a result of the Reverse Split. The Company should not recognize gain or loss as a result of the Reverse Split.

CUSIP Number

In the event the Reverse Split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures Number (CUSIP Number), which is a number used to identify our equity securities.

Certain Risks Associated with the Reverse Split

In the event the Reverse Split is effected, stockholders will own fewer shares of common stock than they currently own. While we anticipate that effectuating the Reverse Split will result in an increase in the price of our common stock, we cannot assure you that the Reverse Split will increase the price of our common stock by a multiple equal to the inverse of the Reverse Split ratio or result in the permanent increase in our stock price (which is dependent upon many factors, including our future revenue and performance). Should the price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the possibility exists that potential liquidity in the price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the Reverse Split. As a result, we cannot assure you that the Reverse Split will not adversely affect our stock price.

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Further, while the Board believes that a higher stock price may help generate investor interest, we cannot assure you that the Reverse Split will result in a per share price that will attract additional investors or investment funds or that such share price will satisfy the investing guidelines of new investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

2020 PLAN AMENDMENT

The Board and Consenting Stockholders have approved the 2020 Plan Amendment to increase the number of shares reserved for issuance under the 2020 Plan from 80,000 to 1,500,000, after giving effect to the Reverse Split.

Purpose of the 2020 Plan Amendment

The Board and Consenting Stockholders have approved the 2020 Plan Amendment to increase the number of shares reserved for issuance under the 2020 Plan from 80,000 to 1,500,000, after giving effect to the Reverse Split. The purpose of the 2020 Plan Amendment is to ensure that a sufficient amount of awards under the 2020 Plan are available for issuance in the future.

The Board approved the 2020 Plan to ensure that the Company has adequate ways in which to provide stock-based compensation to its directors, officers, employees, and consultants. The Board believes that the ability to grant stock-based compensation is important to the Company’s future success. The grant of stock-based compensation, such as stock options, restricted stock awards and restricted stock units can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to the Company’s success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to the Company’s current employees, directors and consultants. Our Board believes that the increase in the number of common shares available for issuance under the 2020 Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the 2020 Plan, including attracting and retaining employees and others who are critical to the growth and success of the Company.

Information Regarding Options Granted under the 2020 Plan, Dilution

The 2020 Plan is our only active equity compensation plan. With respect to the 2020 Plan, as of the Record Date and after giving effect to the Reverse Split:

•	The total number of stock options outstanding under the 2020 Plan was 15,800;
•	The weighted average exercise price of such options was $57.00;
•	The weighted average remaining term of such options was 4.39 years;
•	The total number of shares available for grant under the 2020 Plan was 64,200;
•	The total number of shares of our common stock issued and outstanding was 10,541,500;
•	No unvested restricted stock awards were outstanding under the 2020 Plan;
•	No unvested shares were issued in lieu of cash compensation;
•	No awards were issued that will be settled solely in cash;
•	No performance-contingent awards were issued;
•	The 2020 Plan does not have fungible counting provisions.

Key Corporate Governance Practices

The 2020 Plan incorporates key corporate governance practices, including the following, after giving effect to the Reverse Split:

•

Limits the number of shares available to 80,000, which represents approximately .76% of our issued and outstanding common shares as of the Record Date. The approval of the 2020 Plan Amendment limits the number of shares available to 1,500,000, which represents approximately 14.2% of our issued and outstanding common shares as of the Record Date;

•	Discounted stock options are not allowed;
•	No ability of participants to receive dividend payments with respect to restricted stock until the shares are vested;
•

Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the 2020 Plan.

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Significant Features of the 2020 Plan:

The following is a summary of certain significant features of the 2020 Plan. The information which follows is subject to, and qualified in its entirety by reference to, the 2020 Plan. We urge you to read the 2020 Plan in its entirety.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards. These awards offer the Company’s officers, employees, directors and consultants the possibility of future value, depending on the long-term price appreciation of the Company’s common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from the Company a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will be not less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock Appreciation Rights (SARs), sometimes referred to as phantom equity, may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs is the market price of the shares on the date the SAR is granted. Under the 2020 Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by the Company.

A Restricted Award is an Award of actual shares of common stock ("Restricted Stock") or hypothetical common stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of common stock at no cost. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"), may also be granted.

The 2020 Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the 2020 Plan are described in more detail as follows:

Purposes of 2020 Plan: The purposes of the 2020 Plan are to: (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company's business.

Administration of the 2020 Plan: The 2020 Plan is administered by a committee of one or more members of the Board appointed by the Board to administer the 2020 Plan or, in the Board's sole discretion, by the Board (the “Committee”). Among other things, the Committee has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, restrictions and other provisions of awards. The Committee has authority to establish, amend and rescind rules and regulations relating to the 2020 Plan.

Eligible Recipients: Persons eligible to receive awards under the 2020 Plan will be those officers, employees, consultants, and directors of the Company and its subsidiaries (if any) who are selected by the Company’s Board or the Committee of the Board administering the 2020 Plan. As of the Record Date, approximately 8 individuals were eligible to participate in the 2020 Plan.

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Shares Available Under the 2020 Plan: After giving effect to the Reverse Split and the 2020 Plan Amendment, the maximum number of shares of our common stock that may be delivered to participants under the 2020 Plan is 1,500,000; subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the 2020 Plan for which the award is canceled, forfeited or expires again become available for grants under the 2020 Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the 2020 Plan. Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the 2020 Plan.

Stock Options:

General. Subject to the provisions of the 2020 Plan, the Committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Committee may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price may not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning 10% or more of the Company’s voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Committee at the time of the grant. The option must be exercised by notice to the Company, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Committee, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Committee at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of 10% or more of the Company’s voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Committee and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of stock appreciation rights or “SARs” may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock Awards can also be granted under the 2020 Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the Committee shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the Committee.

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Other Equity-Based Awards: The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions, restrictions and contingencies identified by the Committee.

Performance Goals: are the one or more goals established by the Committee for the performance period based upon business criteria or other performance measures determined by the Committee in its discretion.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the Committee. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise permitted by the Committee, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, the Company is permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the 2020 Plan or any outstanding award or may terminate the 2020 Plan as to further grants, provided that no amendment will, without the approval of the Company’s stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2020 Plan, change the persons eligible for awards under the 2020 Plan, extend the time within which awards may be made, or amend the provisions of the 2020 Plan related to amendments. No amendment that would adversely affect any outstanding award made under the 2020 Plan can be made without the consent of the holder of such award.

Federal Income Tax Consequences: The following is based on current laws, regulations and interpretations, all of which are subject to change. It does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Non-qualified Options. Under current federal income tax law, the grant of a non-qualified option under the 2020 Plan will have no federal income tax consequences to us or the optionee (unless the options are publicly traded). Generally, upon exercise of a non-qualified stock option granted under the 2020 Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the optionee as ordinary income and is subject to withholding. All such amounts taxable to an employee are deductible by us as compensation expense. The deduction will be allowed for our taxable year which includes the end of the taxable year in which the optionee includes an amount in income.

Generally, the shares received on exercise of an option under the 2020 Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either our directors or officers will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the 2020 Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a non-qualified stock option will constitute wages for employees and is generally subject to withholding. We will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld, if any, are available for payment, including the deduction of required withholding amounts from the optionee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the common stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options. There will be no federal income tax consequences to us or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, we receive no deduction at the time of exercise.

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In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise. As a result, the Spread on an incentive stock option will be included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares. To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards. Stock granted under the 2020 Plan may, in the determination of the Committee, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the 2020 Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the 2020 Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock. In general, the holding period for the stock commences when the stock is no longer subject to a substantial risk of forfeiture.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

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Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a stand-alone SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs. However, upon the exercise of a stand-alone SAR, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Performance Compensation Awards. Generally, the recipient of a performance compensation award will not recognize any taxable income at the time the award is made but will generally recognize taxable income at the time the award is paid. If the performance compensation award is payable in cash, the cash will be taxable as ordinary compensation income to the participant at the time that it is received. If the holder receives the performance compensation award in stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a performance compensation award will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of performance compensation awards. However, upon payment of a performance compensation award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of such payment, provided that the deduction is not otherwise disallowed under the Code.

Limitations on Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million.

Compliance with Section 409A of the Code. Code Section 409A imposes requirements on non-qualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Proposed regulations generally provide that the type of equity incentives provided under the 2020 Plan will not be considered non-qualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute non-qualified deferred compensation. In such event, the administrator normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. In the event that an award under the 2020 Plan is determined to constitute “non-qualified deferred compensation” that would be subject to additional tax under Section 409A of the Code, the Committee may impose such additional conditions as it deems necessary to avoid the imposition of the additional tax.

Recognition of Compensation Expense. In accordance with ASC 718, Compensation-Stock Compensation, the Company is required to recognize compensation expense in its income statement for the grant-date fair value of stock options and other equity-based compensation issued to its employees and directors, the amount of which can only be determined at the time of grant.

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2020 Plan Benefits

Awards, if any, that will be made to eligible persons under the 2020 Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, officers, directors and consultants under the 2020 Plan.

Compensation for our directors is discretionary and is reviewed from time to time by our Board. Any determinations with respect to Board compensation are made by our Board. Since our inception, no compensation has been paid to our directors. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Copy of 2020 Plan and 2020 Amendment

Set forth below is where you can find a complete copy of the 2020 Plan, along with the 2020 Plan Amendment:

2020 Equity Incentive Plan	Exhibit 10.2 to our Form S-1 Registration Statement filed on 06/08/2020
2020 Plan amendment	Appendix B to this Information Statement

OTHER MATTERS

This Information Statement is dated February 5, 2024. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided, and the mailing of this Information Statement to stockholders on or about February 5, 2024, or on any date thereafter, does not create any implication to the contrary.

By Order of the Board of Directors

Drew Hall,

Chief Executive Officer

February 5, 2024

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HEALTHCARE BUSINESS RESOURCES INC.

Healthcare Business Resources Inc. (the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.

Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Certificate of Incorporation (this “Amendment”) amends the provisions of the Certificate of Incorporation of the corporation, filed with the Delaware Secretary of State on September 9, 2019 (as amended, the “Certificate”).

2.

This Amendment has been approved and duly adopted by resolution of the corporation’s Board of Directors and the written consent of the requisite majority of stockholders in accordance with the provisions of Sections 228 and 242 of the DGCL and the provisions of the Certificate.

3.	The First Article of the Certificate of Incorporation is amended to read in its entirety as follows:

FIRST: The name of this corporation is: GenFlat Holdings, Inc.

4.	The Fourth Article of the Certificate of Incorporation is amended to read in its entirety as follows:

FOURTH: The total number of shares of which the corporation is authorized to issue is 25,000,000 shares of common stock, par value $0.001 per share. All of the shares of common stock shall be of one class.

Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each one hundred (100) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to be rounded up to the next whole share of common stock. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates"), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to adjustment for fractional share interests as described above. For purposes of clarity, after the Reverse Stock Split, the total number of shares of which the corporation is authorized to issue is 25,000,000 shares of common stock, par value $0.001 per share.

5.	All other provisions of the Certificate remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the corporation has executed this Certificate of Amendment to Certificate of Incorporation as of [_____], 2024.

HEALTHCARE BUSINESS RESOURCES INC.

By:
Name: Drew Hall,
Title: CEO

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APPENDIX B

Amendment No. 3

to

Healthcare Business Resources Inc. 2020 Equity Incentive Plan

The Healthcare Business Resources Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	The title of the Plan shall be: GenFlat Holdings, Inc. 2020 Equity Incentive Plan.

2.	Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1 Subject to adjustment in accordance with Section 11, immediately after the effective time of the Company’s certificate of amendment effectuating the Company’s 1 for 100 reverse stock split of Common Stock, no more than 1,500,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

3.	Section 4.3 of the Plan shall be deleted in its entirety and replaced with the following:

4.3 Subject to adjustment in accordance with Section 11, no more than the number of shares of Common Stock equal to the Total Reserve may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the "ISO Limit").

4.	All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on January 25, 2024.

Adopted by the Shareholders on January 25, 2024.

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